Report of Independent Registered Public Accounting Firm


To the Shareholders and
Board of Trustees of Neuberger Berman Advisers Management Trust

In planning and performing our audit of the financial statements of Neuberger Berman Advisers Management Trust (the Trust) comprising respectively the Balanced Portfolio (Balanced) Fasciano Portfolio (Fasciano) Focus Portfolio (Focus) Growth Portfolio (Growth) Guardian Portfolio (Guardian) Limited Maturity Bond Portfolio (Limited Maturity)
MidCap Growth Portfolio (MidCap Growth) Partners Portfolio
(Partners) Regency Portfolio (Regency) Socially Responsive
Portfolio (Socially Responsive) and International Portfolio (International) as of and for the year ended December 31 2005 for Balanced Fasciano
Focus Growth Guardian Limited Maturity MidCap Growth Partners
Regency Socially Responsive and for the period from April 29 2005 (commencement of operations) to December 31 2005 for International in accordance with the standards of the Public Company Accounting
Oversight Board (United States) we considered their internal control over financial reporting including control activities for safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting.  Accordingly we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis.
A significant deficiency is a control deficiency or combination of control deficiencies that adversely affects the companys ability to initiate authorize record process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However we noted no deficiencies in the Trusts internal control over financial reporting and its operation including controls for safeguarding securities that we consider to be a material weakness as defined above as of December 31 2005.

This report is intended solely for the information and use of management and the Board of Trustees of Neuberger Berman Advisers Management Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


Boston Massachusetts
February 10 2006